Exhibit 10.2

MORGAN STANLEY SENIOR FUNDING, INC.
1585 Broadway
New York, New York 10036

CONFIDENTIAL

April 15, 2007

Quest Diagnostics Incorporated
1290 Wall Street West
Lyndhurst, NJ 07071
Attention: Joseph P. Manory, Vice President and Treasurer

Project Nightingale - Commitment Letter

Ladies and Gentlemen:

You have advised us that Quest Diagnostics Incorporated (the "Borrower") intends to acquire (the "Acquisition") all of the outstanding common stock of a certain company that you have confidentially identified to us (the "Target"). In connection with the Acquisition, you have requested that Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) provide you with a financing commitment for 100% of the Senior Bank Financing (as defined and described below). You have further advised us that for purposes of consummating the Transaction (as defined below) and for ongoing working capital and general corporate purposes, the following financing will be required on the date the Acquisition is to be consummated (the “Closing Date”):

a)

A senior unsecured credit facility in an aggregate amount of $2,250,000,000 to be provided by Morgan Stanley and certain other financial institutions (the “Bank Lenders”), which facilities shall consist of a $1,500,000,000 term loan facility (the “Term Loan Facility”) and a $750,000,000 revolving credit facility (the “Revolving Credit Facility”, together with the Term Loan Facility, the “Senior Credit Facilities”), having substantially the terms set forth in Exhibit A hereto (such Exhibit, together with Exhibit B referred to below, being the “Term Sheets” and, together with this letter, this “Commitment Letter”). Subject to the terms and conditions set forth in Exhibit A, the committed amounts of each of the Senior Credit Facilities may be increased by up to $250,000,000.

b)

A senior unsecured bridge loan facility of up to $1,100,000,000 (the "Bridge Loan Facility", together with the Senior Credit Facilities, the “Senior Bank Financing”) to be provided by Morgan Stanley and certain other financial institutions (the “Bridge Lenders” and, together with the Bank Lenders, the “Lenders”) having substantially the terms set forth in Exhibit B hereto (as defined below). You have informed us that, after the consummation of the Acquisition, you expect to issue up to $1,100,000,000 of senior notes or other securities (the "Securities") which will be used to repay the Bridge Loan Facility.

You have further informed us that no other external debt financing other than the Term Loan Facility and Bridge Loan Facility will be required to consummate the Acquisition.

The Acquisition, the entering into and funding of the Senior Bank Financing, the issuance and sale of the Securities and all related transactions, including the refinancing of (x) the Borrower’s existing debt, including (i) the Amended and Restated Credit Agreement, dated as of April 20, 2004, among the Borrower, certain of the Borrower’s subsidiaries, as Guarantors, the Lenders (as defined therein), and Bank of America, N.A., as Administrative Agent and (ii) the Interim Credit Agreement, dated as of January 31, 2007, among the Borrower, certain of the Borrower’s subsidiaries, as Guarantors, the Lenders (as defined therein), and Bank of America, N.A., as Administrative Agent (the credit agreements described in clauses (i) and (ii) above being, collectively, the “Existing Credit Facilities”) and (y) the Target’s existing debt (collectively, the “Refinancing”), and the payment of related fees, costs and expenses are collectively referred to as the "Transaction".

Our affiliate, Morgan Stanley & Co., Incorporated ("MSCI") has also delivered to you a separate engagement letter, dated the date hereof (the "Engagement Letter"), setting forth, among other things, the terms on which MSCI is willing to act as the exclusive lead arranger and lead bookrunner for the Securities.

In connection with the foregoing, and upon and subject to the terms and conditions set forth herein and in the Term Sheets, Morgan Stanley is pleased to offer its commitment to lend, or to cause one or more of its affiliates to lend on the Closing Date, 100% of the $3,350,000,000 Senior Bank Financing.

Subject to the terms and conditions of this Commitment Letter, Morgan Stanley shall act as (i) the sole lead arranger, and sole book-runner in respect of each of the Senior Credit Facilities and the Bridge Loan Facility (in such capacities, the “Lead Arranger”) and (ii) the administrative agent for each of the Senior Credit Facilities and the Bridge Loan Facility. It is understood that Morgan Stanley shall be permitted to designate, in consultation with you, one or more Lenders as agents or co-agents, as the case may be, but no other agents, co-agents, or arrangers will be appointed, no other titles may be given, and no other compensation (other than as expressly set forth in the Term Sheets or in the fee letter, dated the date hereof, among Morgan Stanley and the Borrower and executed simultaneously herewith (the “Fee Letter”)) will be paid without Morgan Stanley’s prior written consent; provided that the Borrower shall have the right to appoint (x) one additional institution to act as joint lead arranger and book runner, (y) additional documentation agents and syndication agents for the Senior Bank Financings and (z) one other financial institution to act as administrative agent under the Senior Credit Facilities, in each case subject to (i) the consent of Morgan Stanley (not to be unreasonably withheld or delayed) and (ii) economics and commitment amounts to be mutually agreed upon by you and us. Fees payable to the syndicate of Lenders shall be payable from the amounts payable pursuant to the Fee Letter.

Morgan Stanley reserves the right, prior to or after execution of the definitive documentation for the Senior Bank Financing, to syndicate all or part of its commitment for the Senior Bank Financing to one or more lending institutions, in consultation with you, that will become parties

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to such definitive documentation pursuant to a syndication managed by Morgan Stanley; provided that (i) if you receive the Minimum Ratings (as defined in the Fee Letter), you will have the right to consent to any lending institution that (x) is not a commercial bank or (y) you have previously identified to Morgan Stanley in writing, in each case prior to such lending institution becoming a member of the Senior Bank Financing syndicate, such consent not to be unreasonably withheld or delayed, and (ii) you acknowledge that such syndicate will include financial institutions other than (and in addition to) those party to the Existing Credit Facilities. The commitments of Morgan Stanley hereunder shall be reduced as and when commitments are received from the Lenders. If requested, you agree to actively assist Morgan Stanley in achieving a syndication of the Senior Bank Financing that is satisfactory to us and you. Such assistance shall include (i) your providing and causing your advisors to provide us and the Lenders, upon request and on a confidential basis, with all information reasonably deemed necessary by us to complete syndication, including but not limited to information and evaluations prepared by you and your advisors or on your behalf relating to the Transaction; (ii) if needed, assistance in the preparation of an Offering Memorandum (which shall be acceptable to you) to be used in connection with the syndication; (iii) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your and the Target’s existing lending relationships; and (iv) otherwise assisting us in our syndication efforts, including by making senior management and advisors of the Borrower and its subsidiaries available, and using commercially reasonable best efforts to make the Target’s senior officers and representatives available, in each case, from time to time to attend and make presentations regarding the business and prospects of the Borrower and its subsidiaries and the Target, as appropriate, at a reasonable number of meetings of prospective Lenders. In addition, you agree that until the Successful Syndication (as defined in the Fee Letter) of the Senior Bank Financing has occurred and the Lenders have executed and delivered the definitive documentation with respect to the Senior Bank Financing, no competing offering, placement or arrangement of any bank financing by or on behalf of the Borrower or any of its subsidiaries shall be syndicated, privately placed or publicly offered, other than bilateral foreign currency facilities, the receivables facility with Quest Diagnostics Receivables Incorporated, bilateral letter of credit and acceptance facilities replacing existing letter of credit and acceptance facilities, and other financings in the ordinary course of business of the Borrower and its subsidiaries; provided that, to the extent any such other financings in the ordinary course constitute arrangements for borrowed money, the aggregate amount of such financings shall not exceed $150,000,000.

Subject to the condition that prior to the existence of an event of default you shall have the right to consent to any assignments (such consent not to be unreasonably withheld), it is understood and agreed that Morgan Stanley, in consultation with you, will manage all aspects of the syndication, including decisions as to the selection of proposed Lenders reasonably acceptable to you and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Senior Bank Financing will receive compensation from you in order to obtain its commitment, except on the terms contained in this Commitment Letter and in the Fee Letter, it being understood that the foregoing is in no way intended to restrict the Borrower and its subsidiaries from entering into financing arrangements with, or paying compensation to, a Lender other than in connection with the Senior Bank Financing, so long as such other financing arrangement is permitted hereunder. It is also understood and agreed among all the parties

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hereto that any syndication of the Senior Bank Financing will reduce the exposure of Morgan Stanley hereunder.

You hereby represent, warrant and covenant that (i) all information, taken as a whole (excluding information of a general economic nature), other than the Projections (as defined below), which has been or is hereafter made available to us or the Lenders by you or any of your representatives in connection with the transactions contemplated hereby (the "Information") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, and (ii) all financial projections concerning the Borrower and its subsidiaries or the Target that have been or are hereafter made available to us or the Lenders by you or any of your representatives (the "Projections") have been or will be prepared in good faith based upon assumptions you believe at the time to be reasonable; provided that, with respect to the Projections, it is understood that actual results may differ materially from any Projections provided. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement such Information and the Projections from time to time until the Closing Date for the Senior Bank Financing so that the representation, warranty and covenant in the preceding sentence is correct on such closing date. You understand that in arranging and syndicating the Senior Bank Financing, Morgan Stanley will be using and relying on the Information and the Projections without independent verification thereof. The representations and covenants contained in this paragraph shall remain effective until definitive documentation with respect to the Senior Bank Financing is executed and delivered and, thereafter, the disclosure representations contained herein shall terminate and be of no further force and effect. You agree to continue to provide or cause to be provided to the Lenders material information received by you or on your behalf or of which you become aware that is related to or affects the Borrower, the Target or any of their respective subsidiaries or any aspect of the Transaction.

By acceptance of this offer, the Borrower agrees to pay all reasonable due diligence and legal expenses incurred before the date hereof and all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses and due diligence expenses) incurred after the date hereof by us in connection with the Senior Bank Financing and the syndication thereof (whether of not the Senior Bank Financing is consummated). We agree to notify you of the then outstanding legal fees incurred by us in connection herewith upon your request.

You agree to indemnify and hold harmless Morgan Stanley, MSCI, each Lender and each of their respective affiliates and their respective directors, officers, agents and employees (each an "Indemnitee") from and against any and all liabilities, losses, damages, and costs and expenses of any kind arising out of or relating to this letter or the transactions contemplated hereby, the Senior Bank Financing, the use of loan proceeds or the commitments, including without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigation, administrative, or judicial proceeding (whether or not such Indemnitee shall be a designated party thereto); provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own, or its affiliate’s or its directors’, officers’, agents’ and employees’, gross negligence, willful misconduct or bad faith as determined in a final non-appealable judgment by a court of competent jurisdiction. You agree

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to reimburse each Indemnitee for any such indemnified amounts as the same are incurred by such Indemnitee. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnitee, whether or not an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. No Indemnitee shall be liable (i) for any action taken by it or not taken by it in the absence of its own gross negligence or willful misconduct, including any action or inaction in connection with the use by others of Information or other materials obtained through the internet, Intralinks or other similar electronic telecommunications or other information transmission systems in connection with the Senior Bank Financing or (ii) for any special, indirect, consequential, punitive, or indirect damages. This indemnification and limitation of liability shall survive and continue for the benefit of the Indemnitees at all times after the Borrower's acceptance of this Commitment Letter, notwithstanding any failure of the Closing Date for the Senior Bank Financing to occur. It is further agreed that Morgan Stanley shall only have liability to you (as opposed to any other person) and that Morgan Stanley shall be liable solely in respect of its own commitment to the Senior Bank Financing, and that such liability shall only arise to the extent damages have been caused by a breach of Morgan Stanley’s obligations hereunder to negotiate, in good faith, definitive documentation for the Senior Bank Financing on the terms set forth herein, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

The terms of this Commitment Letter, the Engagement Letter and the Fee Letter are confidential and, except for disclosure on a confidential basis to our and your respective accountants, attorneys and other professional advisors retained in connection with the Senior Bank Financing or as may be required by law, rule or regulation or regulatory authority, may not be disclosed by any party hereto in whole or in part to any other person or entity without the prior written consent of each other party hereto; provided that it is understood and agreed that you may disclose the terms of this Commitment Letter (but not the Fee Letter or the Engagement Letter) (i) on a confidential basis to the board of directors and advisors of the Target in connection with their consideration of the Acquisition and (ii) after your acceptance hereof, in filings with the SEC and other applicable regulatory authorities, and in proxy and other materials disseminated to stockholders. In connection with and solely for the purposes of services and transactions contemplated hereby, you agree that Morgan Stanley is permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives or with any potential lenders in connection with the syndication of the Senior Bank Financing on a confidential basis, any information concerning the Borrower and its subsidiaries related to this financing that is or may come into the possession of Morgan Stanley and MSCI or any of such affiliates. We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), we are required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow us to identify you in accordance with the Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to Morgan Stanley and each Lender. In addition, it is a condition to our commitment hereunder that we receive, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

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It is understood and agreed by all parties hereto that the Bridge Facility shall be refinanced in full by the Borrower as soon as reasonably practicable following the Closing Date. In connection therewith, the Borrower agrees in good faith to take all such action as may be necessary to refinance or repay the entire amount of the funding under the Bridge Facility as soon as reasonably practicable after the closing thereof, including, without limitation, with the proceeds of a senior note offering as set forth in the Engagement Letter.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates' understanding, that: (i) agreements and arrangements of the parties hereto described in this letter result from arm's-length commercial negotiations between you and your affiliates, on the one hand, and Morgan Stanley and MSCI, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this letter; (ii) in connection with the process leading to the agreements and arrangements described herein, Morgan Stanley and MSCI is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for you or any of your affiliates, stockholders, creditors or employees or any other party; (iii) neither Morgan Stanley nor MSCI has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates' favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether either Morgan Stanley or MSCI advised or is currently advising you or your affiliates on other matters) and neither Morgan Stanley nor MSCI has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter; (iv) Morgan Stanley and MSCI and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and your affiliates and Morgan Stanley and MSCI have no obligation to disclose any of such transactions or interests by virtue of any advisory, agency or fiduciary relationship; and (v) Morgan Stanley and MSCI have not provided any legal, accounting, regulatory or tax advice with respect to any of the agreements, arrangements or transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. Nothing in this Commitment Letter is in any way intended to limit the scope of the engagement of Morgan Stanley or the obligations of Morgan Stanley pursuant to its engagement by you as financial advisor in connection with the Acquisition, or your rights and remedies in connection therewith.

You acknowledge and agree that in connection with all aspects of each transaction contemplated by this Commitment Letter, you and your affiliates and Morgan Stanley and MSCI and any of their affiliates through which any of any of them may be acting (each a “Transaction Affiliate”) have an arms-length business relationship that creates no fiduciary duty on the part of Morgan Stanley and MSCI or any Transaction Affiliate and each party hereto expressly disclaims any fiduciary relationship.

The provisions of the immediately preceding six paragraphs shall remain in full force and effect notwithstanding the termination of this letter or any commitment or undertaking hereunder and regardless of whether any definitive documentation for the Senior Bank Financing shall be executed.

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This Commitment Letter, the Fee Letter and the Engagement Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an executed counterpart of this Commitment Letter, the Engagement Letter or the Fee Letter by telecopier or facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof and thereof.

This Commitment Letter, the Fee Letter and the Engagement Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you and us hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Term Sheets), the Fee Letter, the Engagement Letter, the Transaction, the transactions contemplated hereby and thereby or the actions of Morgan Stanley and MSCI in the negotiation, performance or enforcement hereof.

This Commitment Letter, the Fee Letter and Engagement Letter, embodies the entire agreement and understanding among us, you and your affiliates with respect to the Senior Bank Financing and supersedes all prior agreements and understandings relating to the specific matters hereof. No party has been authorized by any of us to make any oral or written statements that are inconsistent with this Commitment Letter. This Commitment Letter is not assignable by the Borrower without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnitees.

This offer will expire at 5:00 p.m. New York City time on the earliest to occur of (i) May 4, 2007, (ii) the date you are informed that your bid for the Target has been rejected in favor of a competing bid or as a result of the termination of the sale process relating to the Target, and (iii) 5:00 p.m. New York City time on the date following the date upon which the definitive purchase agreement with respect to the Acquisition is executed by you; provided that, in the case of clause (i) or (iii), this offer will not expire as aforesaid if you execute this Commitment Letter, the Fee Letter and the Engagement Letter, return them to us prior to that time (which may be by facsimile transmission), in which event this Commitment Letter, the Fee Letter and the Engagement Letter (each of which may be signed in one or more counterparts) shall become binding agreements. Thereafter, our undertakings and commitments provided for herein will expire on June 30, 2007 unless definitive documentation for the Senior Bank Financing is executed and delivered prior to such date.

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We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

MORGAN STANLEY SENIOR FUNDING, INC.

By: s/ Jaap Tonckens
Name: Jaap Tonckens
Title: Vice President

Agreed and accepted as of the date hereof:

QUEST DIAGNOSTICS INCORPORATED

By: s/ Joseph P. Manory
Name: Joseph P. Manory
Title: Vice President and Treasurer

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EXHIBIT A

SUMMARY OF CERTAIN TERMS AND CONDITIONS
FOR THE QUEST DIAGNOSTICS INCORPORATED
$2,250,000,000 SENIOR CREDIT FACILITIES

I.           The Parties

Borrower:	Quest Diagnostics Incorporated, a Delaware corporation (the
“Borrower”).

Lead Arranger and
Book Runner:	Morgan Stanley Senior Funding, Inc. (“Morgan Stanley” and, in such capacities, the “Lead Arranger”).

Syndication Agent:	To be determined.

Swingline Lender:	To be determined.

Letter of Credit Issuer:	To be determined.

Administrative Agent:	Morgan Stanley (in such capacity, the “Administrative Agent”).

Lenders:	Morgan Stanley and a syndicate of financial institutions arranged by
Morgan Stanley, which institutions shall be acceptable to the Borrower and the Administrative Agent (the “Bank Lenders”).

Guarantors:	All obligations under the Senior Credit Facilities (as defined below) shall be unconditionally guaranteed by all material wholly-owned domestic existing and future direct and indirect subsidiaries of the Borrower (other than Quest Diagnostics Receivables Incorporated and certain other exceptions to be agreed following a detailed review of the Target’s capital structure) (all of such subsidiaries being, collectively, the
“Guarantors”). All guarantees shall be guarantees of payment and not of collection.

II.     Description of Senior Credit Facilities

General Description
of Senior Credit Facilities:	A maximum amount of $2,250,000,000 in senior financing to be provided to the Borrower pursuant to a term A loan facility (the “Term
Loan Facility”) and a revolving credit facility (the “Revolving Credit
Facility”). The Term Loan Facility and the Revolving Credit Facility are
collectively referred to herein as the “Senior Credit Facilities”. Loans made under the Senior Credit Facilities are herein collectively referred to as “Loans”, with Loans under the Term Loan Facility being herein collectively referred to as “Term Loans” and Loans under the Revolving
Credit Facility being herein collectively referred to as “Revolving
Loans”.

A.           Term Loan Facility

Term Loan Facility
Commitment Amount:	$1,500,000,000; provided that, if prior to the Closing Date (as defined below) there are financial institutions willing to commit to make Term
Loans in excess of $1,500,000,000, at the option of the Borrower, the
Term Loan Facility Commitment Amount may be increased on the
Closing Date up to an additional $250,000,000.

Maturity and Amortization:	The final maturity of the Term Loan Facility shall be the fifth anniversary of the Closing Date (as defined below) (the “Term Loan
Maturity Date”). The Term Loans shall be repaid in equal quarterly amounts, subject to amortization of (i) 5% in each of the first two years commencing on the last day of the first full fiscal quarter ending after the
Closing Date, (ii) 10% in each of years three and four and (iii) 70% in the final year prior to the Term Loan Maturity Date.

Use of Proceeds:	Proceeds of the Term Loans shall be used to finance, in part, the acquisition of 100% of the capital stock of the Target (the
“Acquisition”), the refinancing of certain existing debt of the Borrower and the Target, including the Existing Credit Facilities (collectively, the
“Refinancing”) and all related transactions, including the payment of related fees, costs and expenses (collectively, the “Transaction”).
Availability:	Term Loans may only be borrowed on the date the Acquisition is consummated (the “Closing Date”). No amount of Term Loans once repaid may be reborrowed.

B.      Revolving Credit Facility

Revolving Credit Facility
Commitment Amount:	$750,000,000.

Maturity:	The final maturity of the Revolving Credit Facility shall be the fifth anniversary of the Closing Date (the “Revolving Loan Commitment
Termination Date”). Revolving Loans shall be repaid in full on the
Revolving Loan Commitment Termination Date and all Letters of Credit
(as defined below) issued under the Revolving Credit Facility shall terminate prior to such date.

Use of Proceeds:	Proceeds of the Revolving Loans may be used for purposes of the
Refinancing, and for the Borrower’s working capital requirements and other general corporate purposes, including acquisitions.

Revolving Credit
Facility Availability:	Pursuant to the Revolving Credit Facility, Revolving Loans may be
borrowed, prepaid and reborrowed by the Borrower from time to time prior to the Revolving Loan Commitment Termination Date. The
Revolving Credit Facility will also contain sub-facilities for (i) the issuance of letters of credit (“Letters of Credit”) in an amount not to exceed $150,000,000, (ii) Revolving Loans to be borrowed in Euros,
Sterling and other currencies agreed by the Lenders in an equivalent amount not to exceed $100,000,000 and (iii) competitive bid loans (the
“Competitive Bid Loans”).

The Revolving Credit Facility will also contain a sub-facility for swingline loans in an amount to be determined (the “Swingline Loans”
and each a “Swingline Loan”) on same-day notice. Any Swingline Loan will reduce availability under the Revolving Credit Facility on a dollar-
for-dollar basis.

Incremental Revolving Credit
Facility:	After the Closing Date, the Senior Credit Facilities will permit the
Borrower to increase commitments under the Revolving Credit Facility
(any such increase, an “Incremental Revolving Facility”) in an aggregate amount of up to $250,000,000; provided that (i) no Bank
Lender will be required to participate in any such Incremental Revolving
Facility, (ii) no event of default or default exists or would exist after giving effect thereto, and (iii) any Incremental Revolving Facility shall be on terms and pursuant to documentation applicable to the Revolving
Credit Facility.

III.     Terms Applicable to the Entire Senior Credit Facilities

Closing Date:	No later than July 31, 2007 or such later date as the parties to the
Purchase Agreement (defined below) may agree pursuant to Section
10.1.4 thereof, but in any event not later than December 31, 2007.

Interest Rates:	At the option of the Borrower, Loans may be maintained from time to time (including on the Closing Date) as (i) Base Rate Loans which shall bear interest at the Base Rate (as defined below) in effect from time to time or (ii) Eurodollar Loans which shall bear interest at the Eurodollar
Rate (to be defined substantially as such term is defined in the Existing
Credit Facilities) (adjusted for maximum reserves) as determined by the
Administrative Agent for the respective interest period plus the
Applicable Margin in effect from time to time. All Swingline Loans shall bear interest at a rate per annum equal to the Base Rate.

The “Applicable Margin” means the appropriate applicable percentages corresponding to the Debt Rating (as defined below) of the Borrower in effect as described on Annex I to this Summary of Terms and Conditions
(this “Term Sheet”).

“Base Rate” shall mean the higher of (i) 1/2 of 1% in excess of the federal funds rate and (ii) the rate published in the Wall Street Journal as the “prime rate” (or equivalent), in each case as in effect from time to time.

“Debt Rating” means the long-term senior unsecured non-credit enhanced debt rating of the Borrower from Standard & Poor’s Rating
Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

During the continuance of a payment event of default under the definitive documentation with respect to the Senior Credit Facilities or an event of default of the type describe in clause 10 of the section entitled “Events of
Default” below (the “Loan Documentation”), the Applicable Margin then in effect on all obligations owing under the Loan Documentation shall increase by 2% per annum; provided that, in any such event, Base
Rate Loans shall be deemed to have an “Applicable Margin” of 2%

Interest periods of 1, 2, 3 and 6 months shall be available in the case of
Eurodollar Loans. Interest periods for the Competitive Bid Loans shall be substantially similar to those available under the Existing Credit
Facilities.

Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each fiscal quarter. Interest in respect of Eurodollar Loans and Competitive Bid Loans shall be payable in arrears at the end of the applicable interest period and every three months in the case of Eurodollar Loans with interest periods in excess of three months. Interest will also be payable at the time of repayment of any
Loans, and at maturity. All interest and commitment fee and other fee calculations shall be based on a 360-day year (or 365 or 366 days, as the case may be, in the case of Base Rate Loans).

Arrangement and
Administrative
Agency Fees:	The Lead Arranger and the Administrative Agent shall receive such fees as have been separately agreed upon with the Borrower.

Facility Fee:	Commencing on the Closing Date, a non-refundable per annum fee (the
“Facility Fee”) equal to the applicable percentages corresponding to the
Debt Rating of the Borrower in effect as described on Annex I to this
Term Sheet will accrue on the Revolving Credit Facility commitments
(whether or not then used or available), payable quarterly in arrears and on the final maturity of the Revolving Credit Facility (whether by stated
maturity or otherwise).

Voluntary Commitment
Reductions:	Voluntary reductions to the unutilized portion of the Senior Credit
Facilities, including the Revolving Credit Facility, may be made from time to time by the Borrower without premium or penalty.

Voluntary Prepayment:	The Borrower may, upon at least one business day’s notice in the case of
Base Rate Loans and three business days’ notice in the case of
Eurodollar Loans, prepay, in full or in part, the Senior Credit Facilities without premium or penalty; provided, that each partial prepayment shall be applied in direct order of maturity and in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that any such prepayment of Eurodollar Loans shall be made together with reimbursement for any funding losses of the Bank Lenders resulting therefrom.

Documentation:	The commitments will be subject to the negotiation, execution and delivery of definitive Loan Documentation consistent with the terms of this Term Sheet, in each case prepared by counsel to the Lead Arranger.

Conditions Precedent to
the Closing Date:	The availability of the Senior Credit Facilities shall be conditioned upon satisfaction of each of the following conditions precedent on or before the Closing Date:

	(a)	The indebtedness under the Bridge Credit Agreement, dated
as of the date of the Loan Documentation (the “Bridge
Credit Agreement”), among the Borrower and Morgan
Stanley, as Administrative Agent, shall be funded in an
amount necessary to consummate the Acquisition
concurrently with the funding of the Senior Credit Facilities, and the Bridge Credit Agreement shall not have been
amended or modified in any manner that is adverse to the
Bank Lenders in any material respect without the consent of
the Lead Arranger, which consent shall not be unreasonably
withheld.

	(b)	Concurrently with the funding of the Term Loan Facility, the
Acquisition shall be consummated pursuant to a purchase
agreement between the Borrower and the seller of the Target
and certain of their respective affiliates. Such purchase
agreement shall be substantially in the form of the draft,
dated April 15, 2007, delivered to Lead Arranger (the
“Purchase Agreement”); provided that the Purchase
Agreement shall not have been amended or modified nor
shall any conditions precedent set forth therein have been
amended or waived (in whole or in part), in any manner that
is adverse to the Bank Lenders or the Transaction in any
material respect, without the consent of the Lead Arranger,
which consent shall not be unreasonably withheld.

	(c)	The Borrower, the Guarantors, the Administrative Agent and
the Bank Lenders shall have executed the Loan
Documentation, which shall be reasonably satisfactory to the
Bank Lenders and shall be substantially similar to the
Existing Credit Facilities and consistent with the terms
hereof.

	(d)	All costs, fees and expenses of the Lead Arranger and the
Bank Lenders (including the fees and expenses of counsel
for the Lead Arranger and local counsel (to the extent
utilized) for Morgan Stanley) for which the Borrower shall
have been presented an invoice at least three business days
prior to the Closing Date shall have been paid.

	(e)	The Administrative Agent shall have received all customary
closing documents and instruments, including (i) satisfactory opinions of counsel and (ii) other customary corporate resolutions, organizational documents, certificates and documents.

(f) All necessary governmental and third party consents and
approvals shall have been obtained (without the imposition
of any conditions that are not reasonably acceptable to the
Bank Lenders) and shall remain in effect and all applicable
waiting periods shall have expired without any adverse
action being taken by any competent authority.

(g) No later than one week prior to the launch of the primary syndication of the Senior Credit Facilities, the Borrower
shall have delivered five year financial projections prepared on a pro forma basis giving effect to the Transaction as if the
Transaction had occurred as of the most recent fiscal quarter ended prior to the Closing Date. Such projections shall be
prepared in good faith based upon reasonable assumptions at
the time such projections are delivered.

(h) The commitments under the Existing Credit Facilities shall have been terminated and all principal, interest, fees and
other amounts outstanding thereunder shall have been repaid
in full.

(i) The Lead Arranger shall have received all documentation
and other information required by bank regulatory
authorities under applicable “know your customer” and anti-
money laundering rules and regulations, including without
limitation the PATRIOT Act.

(j) No Material Adverse Change (as defined in the Purchase
Agreement) shall have occurred.

Conditions Precedent
to All Extensions of
Credit:	There shall exist no default under any of the Loan Documentation, and the representations and warranties of the Borrower and each of the
Guarantors therein shall be true and correct immediately prior to, and after giving effect to, such extension of credit.

Notwithstanding anything in the Commitment Letter, the Term Sheets, the Fee Letter, the definitive documentation for any of the Senior Credit
Facilities or any other letter agreement or other undertaking concerning the financing of the Transaction to the contrary (but subject to the
Borrower’s compliance with its agreements and obligations under the
Commitment Letter in all material respects), (i) the only representations and warranties the making of which shall be a condition to availability of the Senior Credit Facilities on the Closing Date shall be (A) such of the representations made by or on behalf of the Target in the Purchase
Agreement as are material to the interests of the Bank Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Purchase Agreement as a result of a breach of such representations in the Purchase Agreement, (B) the representations and warranties set forth in the Commitment Letter, (C) that no matured event of default shall have occurred and be continuing under the Senior Credit
Facilities, and (D) the Specified Representations (as defined below), and
(ii) the terms of the definitive documentation for the Senior Credit
Facilities shall be in a form such that they do not impair availability of the Senior Credit Facilities on the Closing Date if the conditions set forth in the Commitment Letter and under the heading “Conditions Precedent to the Closing Date” herein are satisfied. For purposes hereof,
“Specified Representations” means the representations and warranties set forth in the Term Sheet relating to organization, corporate power and authority, due authorization, execution, delivery and the enforceability of the Loan Documentation, Federal Reserve margin regulations and the
Investment Company Act.

Representations and
Warranties:	Substantially similar to those contained in the Existing Credit Facilities
(including with respect to exceptions, baskets, materiality and qualifications), including:

1.	due organization, good standing, licensing and accreditation and authorization;
2.	non-contravention;
3.	governmental approval;
4.	accuracy of information and financial statements;
5.	identity of subsidiaries;
6.	execution, delivery and enforceability of the Loan
Documentation;
7.	solvency;
8.	title to properties and liens;
9.	payment of taxes;
10.	compliance with laws and contracts in all material respects;
11.	environmental and ERISA matters;
12.	consents and approvals;
13.	use of proceeds;
14.	no default;
15.	insurance;
16.	intellectual property;
17.	margin regulations and Investment Company Act; and
18.	full disclosure.

For the avoidance of doubt, the foregoing representations shall not include a no material adverse change representation.

Covenants:	Substantially similar to those contained in the Existing Credit Facilities
(including with respect to exceptions and baskets), including:

(a)	Affirmative Covenants:

1.	compliance with laws and regulations (including, without
limitation, ERISA and environmental laws);
2.	payment of taxes and other obligations;
3.	maintenance of appropriate and adequate insurance;
4.	preservation of corporate existence, rights (charter and
statutory), franchises, permits, licenses and approvals;
5.	visitation and inspection rights;
6.	keeping of proper books in accordance with generally accepted accounting principles;
7.	maintenance of properties;
8.	performance of leases, related documents and other material
agreements;
9.	use of proceeds;
10.	customary financial and other reporting requirements;
11.	additional credit parties; and
12.	clinical laboratory compliance programs.

(b)	Negative Covenants – Restrictions on:

1.	liens;
2.	indebtedness (with exceptions for the loans incurred under the
Bridge Credit Agreement), guaranties or other contingent
obligations;
3.	mergers and consolidations;
4.	sale/leasebacks;
5.	sales, transfers and other dispositions of assets (other than sales of inventory in the ordinary course of business);
6.	loans, acquisitions, joint ventures and other investments;
7.	repurchasing shares of capital stock following the occurrence of a default or an event of default under the Loan Documentation;
8.	transactions with affiliates;
9.	changing the nature of its business; and
10.	changing fiscal year, accounting policies or reporting practices.

(c)	Financial Covenants – Maintenance of:

1.	a maximum ratio of total debt to EBITDA not to exceed (x)
3.50:1.00 through June 30, 2008 and (y) 3.25:1.00 thereafter, or such other levels as may be mutually agreed upon; and

2.	a minimum ratio of EBITDA to interest expense of at least
3.50:1.00, or such other levels as may be mutually agreed upon.

The foregoing financial terms and ratios shall be defined in a manner satisfactory to the Borrower and the Lead Arranger. All of the financial covenants will be calculated on a consolidated and pro forma basis and for each consecutive four fiscal quarter period.

Events of Default:	Substantially similar to those contained in the Existing Credit Facilities
(including with respect to grace periods, notice periods, monetary thresholds and other qualifications), including:

1.	failure to pay principal when due, or to pay interest or other amounts within three business days after the same becomes due, under the Loan Documentation;

2.	any representation or warranty proving to have been materially incorrect when made or confirmed;

3.	failure to perform or observe covenants set forth in the Loan
Documentation within a specified period of time, where
customary and appropriate, after notice or knowledge of such failure;

4.	cross-defaults to other indebtedness in an amount in excess of
$150,000,000;

5.	bankruptcy and insolvency defaults (with a grace period for
involuntary proceedings);

6.	monetary judgment defaults in an amount in excess of
$150,000,000;

7.	impairment of Loan Documentation;

8.	change of ownership or operating control;

9.	standard ERISA defaults; and

10.	a material adverse change in the business, operations, properties or conditions (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, shall have occurred and be
continuing on the 45th day following the Closing Date.

Expenses:	The Borrower shall pay all of the Administrative Agent’s and the Lead
Arranger’s due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and all other out-of-pocket expenses incurred by the Administrative Agent or the
Lead Arranger (including the fees and expenses of counsel for the Lead
Arranger), whether or not any of the transactions contemplated hereby are consummated, as well as all expenses of the Administrative Agent in connection with the administration of the Loan Documentation
(including, without limitation, fees and expenses incurred in connection with the preparation of the Loan Documentation (and waivers or amendments thereto) or the “work-out” or restructuring of the obligations). The Borrower shall also pay the expenses of the
Administrative Agent, the Lead Arranger and the Bank Lenders

(including the fees and expenses of counsel) in connection with the enforcement of any of the Loan Documentation.

Indemnity:	The Borrower will indemnify and hold harmless the Administrative
Agent, the Lead Arranger, each Bank Lender and each of their affiliates and their officers, directors, employees, agents and advisors from claims and losses relating to the Transaction or the Senior Credit Facilities, other than in the case of gross negligence, willful misconduct or bad faith of the indemnified party as finally determined by a court of competent jurisdiction.

Required Lenders:	Bank Lenders holding loans and commitments representing more than
50% of the aggregate amount of loans and commitments under the
Senior Credit Facilities (the “Required Lenders”).

Waivers &
Amendments:	Amendments and waivers of the provisions of the Loan Documentation will require the approval of the Required Lenders, except that the consent of all affected Bank Lenders will be required with respect to certain customary issues, including but not limited to (i) increases in commitment amounts, (ii) reductions of principal, interest, or fees,
(iii) extensions of scheduled maturities or times for payment, and
(iv) releases of any material guarantee.

Assignments and
Participations:	Assignments may be non-pro rata and must be to Eligible Assignees (to be defined) and, in each case other than an assignment to a Bank Lender or an assignment of the entirety of a Bank Lender’s interest in the Senior
Credit Facilities, in a minimum amount of $5,000,000. Each Bank
Lender will also have the right, without consent of the Borrower or the
Administrative Agent, to assign (i) as security all or part of its rights under the Loan Documentation to any Federal Reserve Bank and (ii) all
or part of its rights or obligations under the Loan Documentation to any of its affiliates. No participation shall include voting rights, other than for reductions or postponements of amounts payable.

Taxes:	All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Bank Lender’s applicable lending office). The
Borrower will indemnify the Bank Lenders and the Administrative Agent for such taxes paid by the Bank Lenders or the Administrative Agent.

Miscellaneous:	Standard yield protection (including compliance with risk-based capital guidelines, increased costs, payments free and clear of withholding taxes and interest period breakage indemnities), eurodollar illegality and similar provisions, defaulting lender provisions, “yank-a-bank”
provisions, waiver of jury trial, and submission to jurisdiction provisions.

Governing Law:	State of New York.

Counsel for Morgan Stanley:	Mayer, Brown, Rowe & Maw LLP.

ANNEX I

DEBT RATINGS GRID

	Applicable Percentage for	Applicable Percentage for Facility
Debt Rating	Eurodollar Loans	Fee

>BBB+ from S&P/	.320%	. 080%
>Baa1 from Moody’s
>BBB but < BBB+ from S&P/	.400%	. 100%
>Baa2 but <Baa1 from Moody’s
>BBB- but <BBB from S&P/	.500%	. 125%
>Baa3 but <Baa2 from Moody’s
>BB+ but < BBB- from S&P/	.575%	.175%
>Ba1 but <Baa3 from Moody’s
<BB+ or unrated by S&P/	1.000%	.250%
<Ba1 or unrated by Moody’s

If at any time there is a split in the Borrower’s Debt Ratings between S&P and Moody’s, the applicable percentages shall be determined by the higher of the two Debt Ratings (i.e. the lower pricing); provided that if the two Debt Ratings are more than one level apart, the applicable percentage shall be based on the Debt Rating which is one level higher than the lower rating.

EXHIBIT B

SUMMARY OF CERTAIN TERMS AND CONDITIONS
FOR THE QUEST DIAGNOSTICS INCORPORATED
$1,100,000,000 BRIDGE LOAN FACILITY

IV.          The Parties

Borrower:	Quest Diagnostics Incorporated, a Delaware corporation (the
“Borrower”).

Lead Arranger and
Book Runner:	Morgan Stanley Senior Funding, Inc. (“Morgan Stanley” and, in such capacities, the “Lead Arranger”).

Syndication Agent:	To be determined.

Administrative Agent:	Morgan Stanley (in such capacity, the “Administrative Agent”).

Lenders:	Morgan Stanley and a syndicate of financial institutions arranged by
Morgan Stanley, which institutions shall be acceptable to the Borrower and the Administrative Agent (the “Bridge Lenders”).

Guarantors:	All obligations under the Bridge Loan Facility (as defined below) shall be unconditionally guaranteed by all material wholly-owned domestic existing and future direct and indirect subsidiaries of the Borrower (other than Quest Diagnostics Receivables Incorporated and certain other exceptions to be agreed following a detailed review of the Target’s capital structure) (all of such subsidiaries being, collectively, the
“Guarantors”). All guarantees shall be guarantees of payment and not of collection.

V.           Description of Bridge Loan Facility

Bridge Loan Facility
Commitment Amount:	A maximum amount of $1,100,000,000 in senior financing to be provided to the Borrower pursuant to a bridge loan facility (the “Bridge
Loan Facility”). Loans made under the Bridge Loan Facility are herein collectively referred to as “Bridge Loans”.

Maturity and Amortization:	The final maturity of the Bridge Loan Facility shall be the date that is
364 days after the Closing Date (as defined below) (the “Bridge Loan
Maturity Date”). The Bridge Loans will not amortize prior to the Bridge
Loan Maturity Date. Bridge Loans shall be repaid in full on the Bridge
Loan Maturity Date.

Use of Proceeds:	Proceeds of the Bridge Loans shall be used to finance, in part, the acquisition of 100% of the capital stock of the Target (the
“Acquisition”), the refinancing of certain existing debt of the Borrower and the Target, including the Existing Credit Facilities, (collectively, the
“Refinancing”), and all related transactions, including the payment of related fees, costs and expenses (collectively, the “Transaction”).

Availability:	Bridge Loans may be borrowed pursuant to no more than two drawings, with the first drawing being made on the Closing Date; provided that the aggregate amount of all such drawing shall not exceed the Bridge Loan
Facility Commitment Amount. Up to $400,000,000 of the Bridge Loans
(the “Delayed Draw Bridge Loans”) may be borrowed pursuant to a second drawing on or prior to the 90th day following the Closing Date, or such later date as may be mutually agreed upon (the “Delayed Draw
Commitment Termination Date”), to pay the principal of, and any accrued and unpaid interest on, the Target’s existing debt. No amount of
Bridge Loans once repaid may be reborrowed.

Closing Date:	No later than July 31, 2007 or such later date as the parties to the
Purchase Agreement (defined below) may agree pursuant to Section
10.1.4 thereof, but in any event not later than December 31, 2007.

Interest Rates:	At the option of the Borrower, Bridge Loans may be maintained from time to time (including on the Closing Date) as (i) Base Rate Loans which shall bear interest at the Base Rate (as defined below) in effect from time to time or (ii) Eurodollar Loans which shall bear interest at the
Eurodollar Rate (to be defined substantially as such term is defined in the
Existing Credit Facilities) (adjusted for maximum reserves) as determined by the Administrative Agent for the respective interest period plus the Applicable Margin in effect from time to time.

The “Applicable Margin” means the appropriate applicable percentages corresponding to the Debt Rating (as defined below) of the Borrower in effect as described on Annex I to this Summary of Terms and Conditions
(this “Term Sheet”).

“Base Rate” shall mean the higher of (i) 1/2 of 1% in excess of the federal funds rate and (ii) the rate published in the Wall Street Journal as the “prime rate” (or equivalent), in each case as in effect from time to time.

“Debt Rating” means the long-term senior unsecured non-credit enhanced debt rating of the Borrower from Standard & Poor’s Rating
Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

During the continuance of a payment event of default under the definitive documentation with respect to the Bridge Loan Facility (the “Bridge
Loan Documentation”), or an event of default of the type described in clause 10 of the section entitled “Events of Default” below the
Applicable Margin then in effect on all obligations owing under the
Bridge Loan Documentation shall increase by 2% per annum; provided that, in any such event, Base Rate Loans shall be deemed to have an
“Applicable Margin” of 2%.

Interest periods of 1, 2, 3 and 6 months shall be available in the case of
Eurodollar Loans.

Interest in respect of Base Rate Loans shall be payable quarterly in arrears on the last business day of each fiscal quarter. Interest in respect of Eurodollar Loans shall be payable in arrears at the end of the applicable interest period and every three months with interest periods in excess of three months. Interest will also be payable at the time of repayment of any Bridge Loans, and at maturity. All interest and commitment fee and other fee calculations shall be based on a 360-day year (or 365 or 366 days, as the case may be, in the case of Base Rate
Loans).

Bridge Funding
Fees:	Bridge Funding Fees equal to (i) 0.15% will be payable on December 31,
2007 and (ii) 0.10% will be payable on February 29, 2008, in each case on the principal amount under the Bridge Loan Facility then outstanding.

Commitment Fee:	Commencing on the Closing Date, a non-refundable per annum fee (the
“Commitment Fee”) equal to the applicable percentages corresponding to the Debt Rating of the Borrower in effect as described on Annex I to this Term Sheet will accrue on the unused portion of Bridge Loan
Facility commitments, payable quarterly in arrears and on the earliest of
(i) the termination in full of the Bridge Loan Facility commitments, (ii)
the borrowing of all available amounts under the Bridge Loan Facility commitments and (iii) the Delayed Draw Commitment Termination
Date.

Voluntary Commitment
Reductions:	Voluntary reductions to the unutilized portion of the Bridge Loan
Facility may be made from time to time by the Borrower without premium or penalty.

Voluntary Prepayment:	The Borrower may, upon at least one business day’s notice in the case of
Base Rate Loans and three business days’ notice in the case of
Eurodollar Loans, prepay, in full or in part, the Bridge Loan Facility without premium or penalty; provided, that each partial prepayment shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided further that any such prepayment of Eurodollar
Loans shall be made together with reimbursement for any funding losses of the Bridge Lenders resulting therefrom.

Mandatory Prepayment:	The Bridge Loan Facility will be required to be prepaid with (a) 100% of the net cash proceeds of the issuance or incurrence of funded debt
(excluding debt incurred under the Senior Credit Agreement (as defined below)), and (b) 100% of the net cash proceeds from any issuance of equity securities in any public offering or private placement (subject to baskets and exceptions to be agreed upon, including carve-outs for accounts receivable securitizations and stock options exercised in the ordinary course).

Documentation:	The commitments will be subject to the negotiation, execution and delivery of definitive Bridge Loan Documentation consistent with the terms of this Term Sheet, in each case prepared by counsel to the Lead
Arranger.

Conditions Precedent to
The Closing Date and
the Bridge Loans:	The availability of the Bridge Loan Facility shall be conditioned upon satisfaction of each of the following conditions precedent on or before the Closing Date:

	(k)	The Term Loan under the Credit Agreement, dated as of the
date of the Bridge Loan Documentation (the “Senior Credit
Agreement”), among the Borrower and Morgan Stanley, as
Administrative Agent, shall be funded concurrently with the
funding of the Bridge Loan Facility, and the Senior Credit
Agreement shall not have been amended or modified in any
manner that is adverse to the Bridge Lenders in any material respect without the consent of the Lead Arranger, which
consent shall not be unreasonably withheld.

	(l)	Concurrently with the funding of the Term Loan Facility, the
Acquisition shall be consummated pursuant to a purchase
agreement between the Borrower and the seller of the Target
and certain of their respective affiliates. Such purchase
agreement shall be substantially in the form of the draft,
dated April 15, 2007, delivered to the Lead Arranger (the
“Purchase Agreement”); provided that the Purchase
Agreement shall not have been amended or modified nor
shall any conditions precedent set forth therein have been
amended or waived (in whole or in part), in any manner that
is adverse to the Bridge Lenders or the Transaction in any
material respect, without the consent of the Lead Arranger,
which consent shall not be unreasonably withheld.

	(m)	The Borrower, the Guarantors, the Administrative Agent and
the Bridge Lenders shall have executed the Bridge Loan
Documentation, which shall be reasonably satisfactory to the
Bridge Lenders and shall be substantially similar to the
Existing Credit Facilities and consistent with the terms
hereof.

	(n)	All costs, fees and expenses of the Lead Arranger and the
Bridge Lenders (including the fees and expenses of counsel
for the Lead Arranger and local counsel (to the extent
utilized) for Morgan Stanley) for which the Borrower shall
have been presented an invoice at least three business days
prior to the Closing Date shall have been paid.

	(o)	The Administrative Agent shall have received all customary
closing documents and instruments, including (i) satisfactory opinions of counsel and (ii) other customary corporate

resolutions, organizational documents, certificates and
documents.

(p) All necessary governmental and third party consents and
approvals shall have been obtained (without the imposition
of any conditions that are not reasonably acceptable to the
Bridge Lenders) and shall remain in effect and all applicable waiting periods shall have expired without any adverse
action being taken by any competent authority.

(q) No later than one week prior to the launch of the primary syndication of the Bridge Loan Facility, the Borrower shall
have delivered five year financial projections prepared on a pro forma basis giving effect to the Transaction as if the
Transaction had occurred as of the most recent fiscal quarter ended prior to the Closing Date. Such projections shall be
prepared in good faith based upon reasonable assumptions at
the time such projections are delivered.

(r) The commitments under the Existing Credit Facilities shall have been terminated and all principal, interest, fees and
other amounts outstanding thereunder shall have been repaid
in full.

(s) The Lead Arranger shall have received all documentation
and other information required by bank regulatory
authorities under applicable “know your customer” and anti-
money laundering rules and regulations, including without
limitation the PATRIOT Act.

(t) No Material Adverse Change (as defined in the Purchase
Agreement) shall have occurred.

Additional Conditions
Precedent:	There shall exist no default under any of the Bridge Loan
Documentation, and the representations and warranties of the Borrower and each of the Guarantors therein shall be true and correct immediately prior to, and after giving effect to, the Bridge Loans.

Notwithstanding anything in the Commitment Letter, the Term Sheets, the Fee Letter, the definitive documentation for any of the Bridge Loan
Facility or any other letter agreement or other undertaking concerning the financing of the Transaction to the contrary (but subject to the
Borrower’s compliance with its agreements and obligations under the
Commitment Letter in all material respects), (i) the only representations and warranties the making of which shall be a condition to availability of the Bridge Loan Facility on the Closing Date shall be (A) such of the representations made by or on behalf of the Target in the Purchase
Agreement as are material to the interests of the Bridge Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Purchase Agreement as a result of a breach of such representations in the Purchase Agreement, (B) the representations and warranties set forth in the Commitment Letter, (C) that no matured event of default shall have occurred and be continuing under the Senior Credit
Facilities, and (D) the Specified Representations (as defined below) and
(ii) the terms of the definitive documentation for the Bridge Loan
Facility shall be in a form such that they do not impair availability of the
Bridge Loan Facility on the Closing Date if the conditions set forth in the
Commitment Letter under the heading “Conditions Precedent to the
Closing Date and the Bridge Loans” herein are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Term Sheet relating to organization, corporate power and authority, due authorization, execution, delivery and the enforceability of the Loan Documentation, Federal Reserve margin regulations and the Investment Company Act.

Representations and
Warranties:	Substantially similar to those contained in the Existing Credit Facilities
(including with respect to exceptions, baskets, materiality and qualifications), including:

1.	due organization, good standing, licensing and accreditation and authorization;
2.	non-contravention;
3.	governmental approval;
4.	accuracy of information and financial statements;
5.	identity of subsidiaries;
6.	execution, delivery and enforceability of the Loan
Documentation;
7.	solvency;
8.	title to properties and liens;
9.	payment of taxes;
10.	compliance with laws and contracts in all material respects;
11.	environmental and ERISA matters;
12.	consents and approvals;
13.	use of proceeds;
14.	no default;
15.	insurance;
16.	intellectual property;
17.	margin regulations and Investment Company Act; and
18.	full disclosure.

Covenants:	Substantially similar to those contained in the Existing Credit Facilities
(including with respect to exceptions and baskets), including:

	(a)	Affirmative Covenants:

	1.	compliance with laws and regulations (including, without
limitation, ERISA and environmental laws);
	2.	payment of taxes and other obligations;

	3.	maintenance of appropriate and adequate insurance;
	4.	preservation of corporate existence, rights (charter and
statutory), franchises, permits, licenses and approvals;
	5.	visitation and inspection rights;
	6.	keeping of proper books in accordance with generally accepted accounting principles;
	7.	maintenance of properties;
	8.	performance of leases, related documents and other material
agreements;
	9.	use of proceeds;
	10.	customary financial and other reporting requirements;
	11.	additional credit parties; and
	12.	clinical laboratory compliance programs.

	(b)	Negative Covenants – Restrictions on:

	1.	liens;
	2.	indebtedness (with exceptions for the loans incurred under the
Senior Credit Agreement), guaranties or other contingent
obligations;
	3.	mergers and consolidations;
	4.	sale/leasebacks;
	5.	sales, transfers and other dispositions of assets (other than sales of inventory in the ordinary course of business);
	6.	loans, acquisitions, joint ventures and other investments;
	7.	repurchasing shares of capital stock following the occurrence of a default or an event of default under the Bridge Loan
Documentation;
	8.	transactions with affiliates;
	9.	changing the nature of its business; and
	10.	changing fiscal year, accounting policies or reporting practices.

	(c)	Financial Covenants – Maintenance of:

	1.	a maximum ratio of total debt to EBITDA not to exceed (x)
3.50:1.00 through June 30, 2008 and (y) 3.25:1.00 thereafter, or such other levels as may be mutually agreed upon; and

	2.	a minimum ratio of EBITDA to interest expense of at least
3.50:1.00, or such other levels as may be mutually agreed upon.

The foregoing financial terms and ratios shall be defined in a manner satisfactory to the Borrower and the Lead Arranger. All of the financial covenants will be calculated on a consolidated and pro forma basis and for each consecutive four fiscal quarter period.

Events of Default:	Substantially similar to those contained in the Existing Credit Facilities
(including with respect to grace periods, notice periods, monetary thresholds and other qualifications), including:

	1.	failure to pay principal when due, or to pay interest or other amounts within three business days after the same becomes due, under the Bridge Loan Documentation;

	2.	any representation or warranty proving to have been materially incorrect when made or confirmed;

	3.	failure to perform or observe covenants set forth in the Bridge
Loan Documentation within a specified period of time, where
customary and appropriate, after notice or knowledge of such failure;

	4.	cross-defaults to other indebtedness in an amount in excess of
$150,000,000;

	5.	bankruptcy and insolvency defaults (with a grace period for
involuntary proceedings);

	6.	monetary judgment defaults in an amount in excess of
$150,000,000;

	7.	impairment of Bridge Loan Documentation;

	8.	change of ownership or operating control;

	9.	standard ERISA defaults and

	10.	a material adverse change in the business, operations, properties or conditions (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, shall have occurred and be
continuing on the 45th day following the Closing Date.

Expenses:	The Borrower shall pay all of the Administrative Agent’s and the Lead
Arranger’s due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and all other out-of-pocket expenses incurred by the Administrative Agent or the
Lead Arranger (including the fees and expenses of counsel for the Lead
Arranger), whether or not any of the transactions contemplated hereby are consummated, as well as all expenses of the Administrative Agent in connection with the administration of the Bridge Loan Documentation
(including, without limitation, fees and expenses incurred in connection with the preparation of the Bridge Loan Documentation (and waivers or amendments thereto) or the “work-out” or restructuring of the obligations). The Borrower shall also pay the expenses of the
Administrative Agent, the Lead Arranger and the Bridge Lenders
(including the fees and expenses of counsel) in connection with the enforcement of any of the Bridge Loan Documentation.

Indemnity:	The Borrower will indemnify and hold harmless the Administrative
Agent, the Lead Arranger, each Bridge Lender and each of their affiliates and their officers, directors, employees, agents and advisors from claims and losses relating to the Transaction or the Bridge Loan Facility, other than in the case of gross negligence, willful misconduct or bad faith of the indemnified party as finally determined by a court of competent jurisdiction.

Required Lenders:	Bridge Lenders holding loans and commitments representing more than
50% of the aggregate amount of loans and commitments under the
Bridge Loan Facility (the “Required Lenders”).

Waivers &
Amendments:	Amendments and waivers of the provisions of the Bridge Loan
Documentation will require the approval of the Required Lenders, except that the consent of all affected Bridge Lenders will be required with respect to certain customary issues, including but not limited to (i)
increases in commitment amounts, (ii) reductions of principal, interest, or fees, (iii) extensions of scheduled maturities or times for payment, and
(iv) releases of any material guarantee.

Assignments and
Participations:	Assignments may be non-pro rata and must be to Eligible Assignees (to be defined) and, in each case other than an assignment to a Bridge
Lender or an assignment of the entirety of a Bridge Lender’s interest in the Bridge Loan Facility, in a minimum amount of $5,000,000. Each
Bridge Lender will also have the right, without consent of the Borrower or the Administrative Agent, to assign (i) as security all or part of its rights under the Bridge Loan Documentation to any Federal Reserve
Bank and (ii) all or part of its rights or obligations under the Bridge Loan
Documentation to any of its affiliates. No participation shall include voting rights, other than for reductions or postponements of amounts payable.

Taxes:	All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Bridge Lender’s applicable lending office). The
Borrower will indemnify the Bridge Lenders and the Administrative
Agent for such taxes paid by the Bridge Lenders or the Administrative
Agent.

Miscellaneous:	Standard yield protection (including compliance with risk-based capital guidelines, increased costs, payments free and clear of withholding taxes and interest period breakage indemnities), eurodollar illegality and similar provisions, defaulting lender provisions, “yank-a-bank”
provisions, waiver of jury trial, and submission to jurisdiction provisions.

Governing Law:	State of New York.

Counsel for Morgan Stanley:	Mayer, Brown, Rowe & Maw LLP.

ANNEX I

DEBT RATINGS GRID

	Applicable Percentage for	Applicable Percentage for
Debt Rating	Eurodollar Loans	Commitment Fee

>BBB+ from S&P/	.400%	.080%
>Baa1 from Moody’s
>BBB but < BBB+ from S&P/	.500%	.100%
>Baa2 but <Baa1 from Moody’s
>BBB- but <BBB from S&P/	.625%	.125%
>Baa3 but <Baa2 from Moody’s
>BB+ but < BBB- from S&P/	.750%	.175%
>Ba1 but <Baa3 from Moody’s
<BB+ or unrated by S&P/	1.250%	.250%
<Ba1 or unrated by Moody’s

If at any time there is a split in the Borrower’s Debt Ratings between S&P and Moody’s, the applicable percentages shall be determined by the higher of the two Debt Ratings (i.e. the lower pricing); provided that if the two Debt Ratings are more than one level apart, the applicable percentage shall be based on the Debt Rating which is one level higher than the lower rating.